Exhibit 23






                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 2-93013, 33-23918, 33-72270 and 33-58703) of S&K
Famous Brands, Inc. of our report dated March 17, 1998, appearing on page 17 of the 1997 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.



PRICE WATERHOUSE LLP


Norfolk, Virginia
April 10, 1998